SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                      August 24, 2000

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000








Item 5.  Other Events

On August 24, 2000, an action was commenced in the United States District Court for the District of Connecticut against Registrant and KPMG, LLP ("KPMG"), and Paul A. Allaire, G. Richard Thoman, Anne M. Mulcahy and Barry
D. Romeril ("Individual Defendants"). The action purports to be a class action on behalf of the named plaintiff and all purchasers of Common Stock of Registrant during the period from January 25, 2000 to July 27, 2000 ("Class"). Among other things, the complaint alleges that each of Registrant, KPMG and the Individual Defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Securities and Exchange Commission Rule 10b-5 thereunder, by participating in a fraudulent scheme that operated as a fraud and deceit on purchasers of Registrant's Common Stock by disseminating materially false and misleading statements and/or concealing material adverse facts relating to Registrant's Mexican operations. The complaint alleges that this scheme deceived the investing public regarding the true state of Registrant's financial condition and caused the named plaintiff and other members of the alleged Class to purchase Registrant's Common Stock at artificially inflated prices. The complaint seeks unspecified compensatory damages in favor of the named plaintiff and the other members of the alleged Class against Registrant, KPMG and the Individual Defendants, jointly and severally, including interest thereon, together with reasonable costs and expenses, including counsel fees and expert fees.

Registrant and the Individual Defendants deny any wrongdoing alleged in the complaint and intend to vigorously defend the action.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: August 30, 2000